Exhibit 10.2

DEFAULT WAIVER AND FIRST AMENDMENT
TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
This Default Waiver and First Amendment to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of June 26, 2020, by and among Silicon Valley Bank, a California corporation (“Bank”), Oblong, Inc. (f/k/a Glowpoint, Inc.), a Delaware corporation (“Parent”), Oblong Industries, Inc., a Delaware corporation (“Oblong”), and GP Communications, LLC, a Delaware limited liability company (“GP Communications” and together with Parent and Oblong, individually and collectively, jointly and severally, “Borrower”), with an office located at 923 E. 3rd Street, Suite 111, Los Angeles, CA 90013.
RECITALS
A.    Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of October 1, 2019 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
B.     Borrower (i) failed to make its payments of principal and interest on the Second Supplemental Term Loan that were due April 1, 2020, May 1, 2020, and June 1, 2020, pursuant to Section 2.1.1(b)(ii) of the Loan Agreement, (ii) failed to pay the deferral fee of One Hundred Thousand Dollars ($100,000) that was due April 1, 2020, pursuant to Section 2.3(a) of the Loan Agreement, and (iii) failed to comply with certain covenants, as identified to Bank in writing as of the date hereof, set forth in the Loan Agreement during the period from October 1, 2019 through the date of this Amendment (each of the foregoing, the “Existing Defaults”). Bank and Borrower have been in active discussions to resolve the payment defaults set forth in clauses (i) and (ii) above during the negotiation of this Amendment.
C.    Borrower has requested that Bank waive its rights and remedies against Borrower, limited specifically to the Existing Defaults. Although Bank is under no obligation to do so, Bank is willing to not exercise its rights and remedies against Borrower related to the specific Existing Defaults on the terms and conditions set forth in this Amendment, so long as Borrower complies with the terms, covenants and conditions set forth in this Amendment.
D.    Borrower has further requested that Bank amend the Loan Agreement to (i) modify the repayment schedule and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Waiver of Covenant Defaults.
Bank hereby waives Borrower's Existing Defaults under the Loan Agreement. Bank's waiver of Borrower's compliance with these covenants shall apply only to the Existing Defaults. Accordingly, hereinafter, Borrower shall be in compliance with these covenants, as amended by this Amendment.
Bank's agreement to waive the above-described defaults (1) in no way shall be deemed an agreement by Bank to waive Borrower's compliance with the above-described covenants as of all other dates, (2) shall not limit or impair Bank's right to demand strict performance of these covenants, in accordance with the terms of the Loan Agreement, as of all other dates and (3) shall not limit or impair Bank's right to demand strict performance, in accordance with the terms of the Loan Agreement, of all other covenants as of any date.
3.    Amendments to Loan Agreement.
3.1    Section 2.1.1 (Second Supplemental Term Loan). Section 2.1.1(b)(i) is amended by inserting the phrase “and the Principal Deferral Period” immediately after the phrase “during the Second Supplemental Interest-Only Period”.
3.2    Section 2.1.1 (Second Supplemental Term Loan). Section 2.1.1(b)(ii) is amended by deleting both references to “the Second Supplemental Interest-Only Period” and in each case substituting in lieu thereof “the Principal Deferral Period”.
3.3    Section 2.2 (Payment of Interest on the Credit Extensions). Section 2.2(a) is amended by deleting the reference to “two percent (2.0%)” and substituting in lieu thereof “four and one-quarter percent (4.25%)”.
3.4    Section 2.3 (Fees). Section 2.3(a) is amended in its entirety and replaced with the following:
(a)    Deferral Fee. A fully earned, non-refundable deferral fee in the amount of One Hundred Thousand Dollars ($100,000), due and payable on the earliest to occur of (i) an Event of Default, (ii) the repayment in full of all principal and interest owing with respect to the Second Supplemental Term Loan and (iii) the Second Supplemental Term Loan Maturity Date.

3.5    Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(a) is amended by deleting the parenthetical “(if available)” therein.
3.6    Section 6.2 (Financial Statements, Reports, Certificates). Sections 6.2(a) and 6.2(b) are amended by deleting each reference to “thirty (30) days” therein and in each case substituting in lieu thereof “(i) from the First Amendment Date through the reporting period ending September 30, 2020, forty-five (45) days, and (ii) for reporting periods ending October 31, 2020, and thereafter, thirty (30) days (provided that, with respect to any month end that coincides with a quarter end, such reporting shall be due within forty-five (45) days of such month end)”.
3.7    Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2 is amended by deleting the “and” at the end of clause (i), renumbering clause (j) to be clause (k), and inserting a new clause (j) as follows:
(j)    Within ten (10) days after the last day of each month, copies of Borrower’s monthly bank statements with respect to Borrower’s accounts maintained with Western Alliance Bank and Mid First Bank; and
3.8    Section 6.6 (Operating Accounts). Section 6.6(a) is amended in its entirety and replaced with the following:
(a)    Beginning on June 30, 2020, and continuing at all times thereafter, maintain its and its Subsidiaries’ primary operating and other deposit accounts with Bank and Bank’s Affiliates, which accounts shall represent at least eighty-five percent (85%) of the dollar value of Borrower’s and such Subsidiaries’ operating and other deposit accounts at all financial institutions; provided that the funds in Parent’s account maintained with Mid First Bank shall be excluded from such eighty-five percent (85%) requirement from the First Amendment Date through September 29, 2020. Without limiting the foregoing, Borrower shall close its accounts with Western Alliance Bank by no later than September 29, 2020.
3.9    Section 6.6 (Operating Accounts). Clause (i) in Section 6.6(b) is amended in its entirety and replaced with the following:
(i) from the First Amendment Date through September 29, 2020, Parent’s account maintained with Mid First Bank so long as (A) by no later than June 30, 2020, the balance in such account has been reduced to an amount equal to the original principal amount of the PPP Loan minus the aggregate amount of all payroll, rent, utility and other eligible costs and expenses under the CARES Act incurred by Parent since the funding date of the PPP Loan, which was April 10, 2020, and (B) from and after the First Amendment Date, Parent shall continue to reduce the balance of such account in an amount equal to the aggregate amount of all payroll, rent, utility and other eligible costs and expenses under the CARES Act as and when such costs and expenses are incurred by Parent from and after the First Amendment Date;
3.10    Section 6.7 (Financial Covenants). Section 6.7 is amended in its entirety and replaced with the following:

6.7    Reserved.
3.11    Section 7.7 (Distributions; Investments). Section 7.7(a) is amended by deleting the “and” at the end of clause (iii) and inserting the following new clause (v) immediately after the end of clause (iv):
and (v) so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may pay quarterly cash dividends, not to exceed Five Thousand Dollars ($5,000) per calendar quarter, on its issued and outstanding shares of Series A-2 Convertible Preferred Stock, par value $0.0001 per share
3.12    Section 13 (Definitions). The following term and its definition set forth in Section 13.1 are amended in their entirety and replaced with the following:
“Second Supplemental Term Loan Maturity Date” is March 1, 2022.
3.13    Section 13 (Definitions). The following terms and their respective definitions are added to Section 13.1 in the appropriate alphabetical order:
“CARES Act” is defined in the definition of PPP Loan.
“First Amendment Date” is June 26, 2020.
“PPP Loan” means the unsecured loan Borrower obtained from Mid First Bank in connection with the Paycheck Protection Program under the U.S. Small Business Administration, Coronavirus Aid, Relief, and Economic Security Act, dated March 27, 2020 (the “CARES Act”).
“Principal Deferral Period” means the period commencing on April 1, 2020, and continuing through September 30, 2020.
3.14    Exhibit C (Compliance Certificate). Exhibit C to the Loan Agreement is amended in its entirety and replaced with Exhibit C attached hereto.
4.    Limitation of Waiver and Amendments.
4.1    The waiver and amendments set forth in Sections 2 and 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
4.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
5.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Defaults has occurred and is continuing;
5.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
5.3    The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
5.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
5.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except (i) as already has been obtained or made and (ii) for filings in connection with this Amendment with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; and
5.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.    Prior Agreement. Except as expressly provided for in this Amendment, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.
7.    Release by Borrower.
7.1    For good and valuable consideration, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.
7.2    In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

7.3    By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
7.4    This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

7.5    Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:
(a)    Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.
(b)    Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.
(c)    The terms of this Amendment are contractual and not a mere recital.
(d)    This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.
7.6    Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.
8.    Ratification of Intellectual Property Security Agreements. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of September 12, 2019, between Oblong and Bank, a certain Intellectual Property Security Agreement dated as of October 1, 2019, between Parent and Bank, and a certain Intellectual Property Security Agreement dated as of October 24, 2019, between GP Communications and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreements (a) contain an accurate and complete listing of all Intellectual Property Collateral (as defined therein) and (b) shall remain in full force and effect.
9.    Ratification of Perfection Certificates. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Oblong dated as of September 25, 2019, a certain Perfection Certificate of Parent dated as of September 30, 2019, and a certain Perfection Certificate of GP Communications dated as of October 24, 2019, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificates have not changed (other than as set forth in written notices to Bank), as of the date hereof.
10.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

11.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
12.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.
13.    Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.
14.    Electronic Execution. Each party hereto may execute this Amendment by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
Silicon Valley Bank By: /s/ Mark Turk Name: Mark Turk Title: Managing Director	Oblong, Inc. (f/k/a Glowpoint, Inc.) By: /s/ David Clark Name: David Clark Title: Chief Financial Officer
Oblong Industries, Inc. By: /s/ David Clark Name: David Clark Title: Chief Financial Officer
GP Communications, LLC By: /s/ David Clark Name: David Clark Title: Chief Financial Officer

[Signature Page to Default Waiver and First Amendment to
Second Amended and Restated Loan and Security Agreement]

EXHIBIT C
COMPLIANCE CERTIFICATE
TO:    SILICON VALLEY BANK                        Date: ________________________
FROM:    OBLONG, INC., OBLONG INDUSTRIES, INC. and GP COMMUNICATIONS, LLC
The undersigned authorized officer of Oblong, Inc., on behalf of Oblong, Inc., Oblong Industries, Inc. and GP Communications, LLC (individually and collectively, jointly and severally, “Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (as amended to date, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements (consolidated and consolidating) with Compliance Certificate	Monthly within (i) from the First Amendment Date through the reporting period ending 9/30/20, 45 days, and (ii) for reporting periods ending 10/31/20 and thereafter, 30 days*	Yes No
Monthly bank statements (Western Alliance Bank and Mid First Bank)	Monthly within 10 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Annual financial projections	Within 60 days of FYE	Yes No
* Provided that, for reporting periods ending 10/31/20 and thereafter, with respect to any month end that coincides with a quarter end, such monthly financial statements and Compliance Certificate shall be due within 45 days of such month end.

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) ______________________________________________________________________________________

[Continued on following page]

SVB CONFIDENTIAL

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

OBLONG, INC., on behalf of all Borrowers By:______________________________ Name: ___________________________ Title: ____________________________
BANK USE ONLY
Received by: _____________________
AUTHORIZED SIGNER
Date: _________________________
Verified: ________________________
AUTHORIZED SIGNER
Date: _________________________
Compliance Status: Yes No